UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BEVERLY NATIONAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BEVERLY NATIONAL CORPORATION

240 Cabot Street

Beverly, Massachusetts 01915

(978) 922-2100

NOTICE OF 2008

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 29, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Beverly National Corporation (the “Company”), will be held on Thursday, May 29, 2008, at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts at 9:00 a.m., local time (together with any adjournments and postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To fix the number of directors who shall constitute the full Board of Directors at twelve.

2.	To elect four Directors of the Company for a three-year term, who along with the eight directors whose terms will not expire at the Annual Meeting shall constitute the Board of Directors of the Company.

3.	Ratification of the appointment of independent auditor.

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 10, 2008 as the record date (the “Record Date”) for determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

The above matters are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors,

Paul J. Germano, Secretary

Beverly, Massachusetts

April 24, 2008

Whether or not you plan to attend the Annual Meeting in person, please complete and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instructions form instead of a proxy card. Please follow the instructions on that form to tell them how to vote your shares. The Company encourages you to use the telephone voting option provided with such forms. Please do not send the voting information form to the Company. If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting information form to obtain a legal proxy from your broker or bank.

If you receive multiple Proxy or Voting Instruction Forms in a single mailing with this Proxy Statement and one copy of the Company’s Annual Report, your mailing may have been “householded” to cut down on duplication. If you want more copies of the Proxy Statement or Annual Report, please write or call Paul J. Germano, Secretary, Beverly National Corporation, 240 Cabot Street, Beverly, MA 01915 (978) 922-2100.

BEVERLY NATIONAL CORPORATION

240 Cabot Street

Beverly, Massachusetts 01915

(978) 922-2100

PROXY STATEMENT

THE COMPANY

Beverly National Corporation (the “Company”) is a bank holding company principally conducting business through its subsidiary, Beverly National Bank (the “Bank”).

VOTING, REVOCATION AND SOLICITATION OF PROXIES

Annual Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2008 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts, at 9:00 a.m. local time on Thursday, May 29, 2008, and together with any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1.	To fix the number of directors who shall constitute the full Board of Directors at twelve.

2.	To elect four Directors of the Company for a three-year term, who along with the eight directors whose terms will not expire at the Annual Meeting shall constitute the Board of Directors of the Company.

3.	To ratify the appointment of Shatswell, MacLeod & Company, P.C., as independent auditor for the Company for the fiscal year ended December 31, 2008.

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Record Date

The Company mailed this Proxy Statement and enclosed proxy card on or about April 24, 2008 to all shareholders entitled to vote at the Annual Meeting. The Board of Directors fixed the close of business on April 10, 2008 as the Record Date. Only the holders of record of shares of Company common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the Record Date, 2,663,388 shares of Common Stock were outstanding and entitled to vote.

Proxies, Voting and Revocations

Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed in the proxy. If a proxy is submitted and no directions are given, the proxy will be voted for the approval and adoption of the proposals to be considered at the Annual Meeting.

A holder of record of Common Stock may revoke a proxy by filing an instrument of revocation with Paul J. Germano, Secretary of the Company, 240 Cabot Street, Beverly, Massachusetts 01915. Such shareholder may also revoke a proxy by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Any shareholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The presence in person or by proxy of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, and a plurality of the shares of Common Stock voting in person or represented by proxy at the Annual Meeting is necessary to elect each of the nominees for Director. A majority of the shares of Common Stock voting is necessary to decide all other matters. Each share of the Common Stock entitles the shareholder to one vote.

In accordance with applicable state law, abstentions, votes withheld for director nominees and broker non-votes (shares represented at the meeting which are held by a broker or other nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not exercise voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of any matters submitted to the vote of shareholders.

Solicitation and Other Expenses

The Company will bear the cost of soliciting proxies from shareholders, including mailing costs and printing costs in connection with this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Company’s directors, officers and certain employees and by personal interview or telephone. Such directors, officers, and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock. The Company may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

PROPOSAL ONE

FIXING NUMBER OF DIRECTORS AT TWELVE

The persons named as proxies intend to vote to fix the number of Directors for the ensuing year at twelve (12) and vote for the election of the individuals named below as nominees for election as Director. If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of Directors at less than twelve (12). The Board of Directors does not anticipate that any nominee will be unavailable.

The Board of Directors recommends that shareholders vote “FOR” the Proposal fixing the number of directors at twelve (12). The affirmative vote of a majority of the shares voting in person or by proxy is required to approve Proposal One.

PROPOSAL TWO

ELECTION OF DIRECTORS

The Board of Directors is divided into three (3) classes as nearly equal in number as possible. Classes of Directors serve for staggered three (3) year terms. A successor class is to be elected at each annual meeting of shareholders when the terms of office of the members of one class expire.

At the Annual Meeting, four persons will be elected Directors of the Company to serve for a three-year term until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors has nominated Donat A. Fournier, Mark B. Glovsky, and Kevin M. Burke, whose terms expire in 2008, for reelection as Directors of the Company for three-year terms. The Board of Directors has also nominated Linda E. Saris for election as a Director of the Company for a three-year term.

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of each of the nominees named above as Directors of the Company. The Board of Directors believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election or is unable to serve, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends that shareholders vote “FOR” the Proposal to elect each of the four (4) nominees to the Board of Directors for a term of three (3) years. A plurality of the shares voted in person or by proxy is required to elect each director.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth each of the Directors who will continue in office after the Annual Meeting, each nominee for election as Director, and the Executive Officers of the Company and of the Bank. Each Executive Officer holds office until the first Directors’ meeting following the annual meeting of shareholders and thereafter until his or her successor is elected and qualified. Each Director of the Company is also a Director of the Bank and all Directors are independent with the exception of: Donat A. Fournier, John N. Fisher, Mark B. Glovsky and John J. Meany. Directors Fisher and Glovsky are not considered independent as their companies perform and are compensated for certain professional services provided to the Company. Director Meany is not considered to be independent as Executive Officer Good previously served on the Executive Committee of YMCA of the North Shore of which Mr. Meany is the CEO.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR A 3-YEAR TERM

(Terms to Expire at the 2011 Annual Meeting)

Name	Age	Director Since	Principal Occupation During Past 5 Years
Donat A. Fournier	59	2002	President & Chief Executive Officer of Company & Bank since 2002; Senior Vice President of Webster Bank (1999 to 2002)

Mark B. Glovsky	60	1996	Attorney, Partner of the Law Firm of Glovsky & Glovsky

Kevin M. Burke	60	2005	Secretary of Public Safety for the Commonwealth of Massachusetts; President, Burke and Mawn Consulting, LLC; Of Counsel, Gadsby Hannah, LLP; District Attorney, Essex County

Linda E. Saris	55	Nominee	Founder and Director of Salem Cyberspace, a community based computer technology learning center

DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2009 ANNUAL MEETING

Name	Age	Director Since	Principal Occupation During Past 5 Years
John N. Fisher	67	1989	President, Fisher & George Electrical Co., Inc.

Alice B. Griffin	70	1992	Consultant

Robert W. Luscinski	66	1999	Certified Public Accountant

Pamela C. Scott	56	2006	President and Chief Executive Officer, LVCC, Inc., Management Consultants (since 2003); Senior Vice President, Schoolhouse Capital, LLC, marketer of 529 college savings programs, a subsidiary of State Street Corporation (1997 to 2003)

DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2010 ANNUAL MEETING

Name	Age	Director Since	Principal Occupation During Past 5 Years
Suzanne S. Gruhl	61	2004	Chief Financial Officer, Children’s Friend, pediatric mental health services since 2005; Chief Financial Officer YWCA Boston (2003 to 2005); Partner, Parent McLaughlin & Nangle, CPAs (1999 to 2003)

Carol A. Vallone	51	2007	Consultant; Founder, Chairman, President & CEO of WebCT, Inc. a global enterprise software and services company for the higher education market (1997 to 2006); serves as Director of Wimba Corporation and member of Board of Trustees of McLean Hospital and Massachusetts Technology Leadership Council

Michael F. Tripoli	50	2004	Partner, Grandmaison & Tripoli, LLP, Certified Public Accountants

John J. Meany	58	2007	Chief Executive Officer, YMCA of the North Shore

EXECUTIVE OFFICERS

(Other than Directors)

Name	Age	Position	Business Experience During Past 5 Years
John R. Putney	64	Vice President of Company; Executive Vice President & Senior Loan Officer of Bank	Vice President of Company; Executive Vice President & Senior Loan Officer of Bank since 2003; Regional President of Banknorth-Massachusetts North Shore region (2003); President & CEO of Warren Five Cents Savings Bank & Warren Bancorp (1998 to 2002)

John L. Good, III	64	Vice President of Company and Executive Vice President of Bank	Vice President of Company and Executive Vice President of Bank since 2004; Consultant, Good Consulting, LLC (2003 to 2004); Vice President, Northeast Health Systems (1978 to 2003)

Michael O. Gilles	48	Executive Vice President, Treasurer & Chief Financial Officer of Company; Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer of Bank	Executive Vice President, Treasurer & Chief Financial Officer of Company since August 2005; Senior Executive Vice President , Chief Operating Officer & Chief Financial Officer of Bank since January 2008; Executive Vice President & Chief Financial Officer of Bank since August 2005; Interim Chief Financial Officer of Company and Bank (2005); MG Consulting (2003 to 2005); Senior Vice President & Chief Financial Officer, Bay State Bancorp (1998 to 2003)

James E. Rich, Jr.	56	Vice President of Company; Senior Vice President & Senior Trust Officer of Bank	Vice President of Company since June 1999; Senior Vice President & Senior Trust Officer of Bank since January 2002.

Paul J. Germano	49	Vice President & Secretary of Company; Senior Vice President, Chief Operations Officer & Secretary of Bank	Vice President & Secretary of Company since June 1999; Senior Vice President, Chief Operations Officer & Secretary of Bank since January 2002.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company met twelve (12) times during 2007, and the Board of Directors of the Bank met fifteen (15) times during 2007. The Board has various committees. The members of the committees are elected by the Board of Directors based upon recommendations of the Governance and Nominating Committee of the Board of Directors.

During 2007, all Directors, with the exception of Director Burke, attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she has been

Director), and (2) the total number of meetings held by all committees of the Board of Directors on which he/she served (during the periods he/she served). Mr. Burke attended 64% of the aggregate of Board meetings held by the Company and total meetings held by the committees on which he served.

The Company’s Directors are expected to attend Annual Meetings of Shareholders. All of the Company’s Directors during 2006 attended last year’s Annual Meeting of Shareholders.

Committees of the Board of Directors

The following is a description of the Governance and Nominating Committee, Audit Committee and Compensation and Benefits Committee of the Board of Directors.

Governance and Nominating Committee

The Board’s Governance and Nominating Committee (the “Nominating Committee”) is comprised of Directors Burke, Griffin, Luscinski and Scott. Ms. Griffin chairs the Nominating Committee. The Nominating Committee met seven (7) times during 2007. Each of the members of the Nominating Committee is independent in accordance with the standards of the American Stock Exchange (the “AMEX”) and the rules of the Securities and Exchange Commission (the “SEC”).

The Nominating Committee recommends nominees to the Board for election or reelection as Directors. A current copy of the Nominating Committee’s charter is available on the Company’s website at www.beverlynational.com.

The Nominating Committee does not have a policy with regard to consideration of Director candidates recommended by shareholders or a formal procedure for shareholder nominations. The Board of Directors considers the qualifications listed below as appropriate qualifications for Director candidates and believes that in light of the criteria described below, neither a formal procedure with respect to the submission of nominee candidates recommended by shareholders nor a formal policy for the consideration of shareholder nominees is necessary at this time.

The Nominating Committee seeks candidates who possess some or all of the following characteristics:

•	Sound business judgment as necessary to understand the Company’s financial and operating performance, and to provide strategic guidance to management.

•	Business management experience as required to carry out the Board’s responsibilities.

•	Integrity, commitment, honesty and objectivity.

•

An informed understanding about (i) banking principles, (ii) bank operations/technology, (iii) pertinent laws, policies and regulations, (iv) markets and trends affecting the financial services industry (and the Bank in particular) and (v) local economic and business opportunities.

•	Communication skills to establish effective relationships with other Directors, officers of the Company, and, when appropriate, the general public regarding the Company.

•	Where possible, candidates should not have relationships with the Company or the Bank that may compromise the candidate’s independent status.

•

Where possible, the candidate should add to the diversity of the Board with respect to age, sex, race and ethnicity. The Board will not discriminate on the basis of sex, race, color, gender, national origin, religion or disability.

•	Candidates should hold business or civic leadership positions.

•	Skills in financial management, asset management and legal and business services.

•	Geographic representation consistent with the Bank’s present and future branch locations.

The selection process for identifying and evaluating nominees for Director shall adhere to the following guidelines:

•	Candidates will be identified by Board members and senior management.

•	As needed, an outside consultant will be retained to identify candidates.

•

The evaluation process will be conducted under the direction of the Nominating Committee based on the above criteria and will include interviews of the candidate by members of the Nominating Committee, other Directors and members of senior management. Background checks of candidates will also be included.

Audit Committee

The Company has established a separately-designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board’s Audit Committee is comprised of Directors Griffin, Gruhl and Luscinski. Ms. Gruhl chairs the Audit Committee. The Audit Committee met seven (7) times during 2007. Each of the members of the Audit Committee is independent in accordance with the standards of the AMEX and the rules of the SEC.

The Audit Committee reviews the financial statements and scope of the annual audit, monitors internal financial and accounting controls, and appoints the independent certified public accountants.

Director Suzanne S. Gruhl is currently considered to be the “Audit Committee Financial Expert” under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.beverlynational.com.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2007 with the Company’s management. The Audit Committee has discussed with Shatswell, MacLeod & Co., P.C., the Company’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Shatswell, MacLeod & Co., P.C. required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with Shatswell, MacLeod & Co., P.C. its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Beverly National Corporation Audit Committee:

Suzanne S. Gruhl, Chairperson

Alice B. Griffin

Robert W. Luscinski

Compensation and Benefits Committee

The current members of the Board’s Compensation and Benefits Committee (the “Compensation Committee”) are Directors Griffin, Luscinski, Tripoli and Vallone, all of whom are independent in accordance with the standards of the AMEX and the rules of the SEC. Mr. Luscinski chairs the Compensation Committee. The members of the Compensation Committee also serve as the Bank’s Compensation Committee. The Compensation Committee met five (5) times during 2007.

The Compensation Committee’s primary responsibility is to establish levels of remuneration for executives and to monitor and review salary and benefits for employees, executive officers, and Directors and recommend actions in these areas to the Board for approval, pursuant to the Compensation Committee’s Charter, which is available on the Company’s website at www.beverlynational.com. Executive Officers do not participate in the review, discussions or decisions of the Compensation Committee regarding their own compensation, however, Executive Officers may participate in the review, discussions or decisions regarding Director compensation. The Company may delegate its authority to subcommittees to the extent permitted by applicable law and may engage, as needed, an outside compensation consultant and/or internal Human Resources personnel to review and discuss with the Compensation Committee specific compensation matters and significant issues that relate to Executive and Director compensation.

Family Relationships

There are currently no family relationships among the current existing Board of Directors or among the Directors and Executive Officers of the Company, with the exception of the following: Directors Fisher and Burke are related by marriage, as Mr. Fisher is married to Mr. Burke’s sister.

Board of Directors’ Communications with Shareholders

The process the Board provides for shareholders to send communications to the Board is through the Company’s address at 240 Cabot Street, Beverly, Massachusetts 01915. If the document is individually addressed to a Director, it is held sealed until such Director accepts receipt. If the communication is not individually addressed, the Chairman or Lead Director will accept receipt.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table and related notes set forth certain information regarding stock owned by each of the Directors and Nominees for Director and Executive Officers of the Company and Bank and by all Executive Officers, Directors and Nominees for Director of the Company as a group at April 10, 2008. The percentages are based upon the 2,663,388 shares of Common Stock outstanding on April 10, 2008.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)		Percent of Class
Common	Kevin M. Burke	2,870		*	%
Common	John N. Fisher	15,032	(5)	*
Common	Donat A. Fournier	20,331	(6)	*
Common	Mark B. Glovsky	8,567		*
Common	Alice B. Griffin	23,027		*
Common	Suzanne S. Gruhl	470		*
Common	Robert W. Luscinski	7,936		*
Common	John J. Meany	235		*
Common	Linda E. Saris (Nominee)
Common	Pamela C. Scott	370		*
Common	Michael F. Tripoli	4,270		*
Common	Carol A. Vallone	235	(7)	*

ADDITIONAL EXECUTIVE OFFICERS

Common	Paul J. Germano	20,234	(8)	*
Common	Michael O. Gilles	23,158		*
Common	John L. Good, III	26,726		1.0%
Common	John R. Putney	15,316		*
Common	James E. Rich, Jr.	15,492	(9)	*
	All current Directors and Executive Officers as a group (17 persons)	183,514		6.9%

*	Less than 1%.
(1)	The individuals listed can be contacted through the Company (Beverly National Corporation, 240 Cabot Street, Beverly, MA 01915).
(2)

Based upon information provided to the Company by the indicated persons. The number of shares that each individual has the option to purchase and awards of stock that have not yet vested has been added to the number of shares actually outstanding for the purpose of calculating the percentage of such person’s ownership.

(3)

Under regulations of the SEC, a person is treated as the beneficial owner of a security if the person, directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days. Unless indicated in another footnote to this tabulation, a person has sole voting and investment power with respect to the shares set forth opposite his or her name. The table does not reflect shares held by the Company’s Employee Stock Ownership Plan (“ESOP”), as to which Messrs. Fournier, Good and Germano serve as trustees, but does include shares allocated to individual Executive Officers. ESOP shares included are Messrs. Fournier: 17, Germano: 6,602, Gilles: 8, Good: 13, Putney: 16 and Rich: 9,172.

(4)

Includes stock options to purchase shares which were exercisable as of March 12, 2008, or within 60 days thereafter, as follows: John N. Fisher: 315; Alice B. Griffin: 157; Robert W. Luscinski: 1,008; James E. Rich, Jr.: 945; Paul J. Germano: 945 and Directors and Executive Officers (as a group): 3,370. Includes awards of stock that have not vested as follows: Kevin M. Burke: 270; John N. Fisher: 270; Donat A. Fournier: 4,000; Mark B. Glovsky: 270; Alice B. Griffin: 320; Suzanne S. Gruhl: 270; Robert W. Luscinski: 270; John J. Meany: 135; Pamela C. Scott: 270; Michael F. Tripoli: 270; Carol A. Vallone: 135, Paul J. Germano: 1,500, Michael O. Gilles: 3,000; John L. Good: 1,250; John R. Putney: 2,000; James E. Rich, Jr: 1,250 and Directors and Executive Officers (as a group): 15,485.

(5)	Includes 14,447 shares held in trust.
(6)	Includes 1,000 shares owned individually by Mr. Fournier’s spouse.
(7)	Includes 100 shares owned jointly by Ms. Vallone and Ms. Vallone’s spouse.
(8)	Includes 567 shares owned jointly by Mr. Germano and Mr. Germano’s spouse.
(9)	Includes 4,125 shares owned jointly by Mr. Rich and Mr. Rich’s spouse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and related notes set forth certain information as of April 10, 2008 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Wellington Management Company, LLP 75 State Street Boston, MA 02109	274,020	(2)	10.3%

Common Stock	John Sheldon Clark 1633 Broadway, 30th Floor New York, NY 10019	230,738	(3)	8.7%

Common Stock	Banc Fund V, L.P. Banc Fund VI, L.P. Banc Fund VII, L.P. 208 South LaSalle Street Suite 1680 Chicago, IL 60604	165,137	(4)	6.2%

(1)	The percentages above are based on 2,663,388 shares of common stock outstanding as of March 31, 2008.
(2)

As disclosed in Schedule 13G filed with the SEC on November 30, 2007. The reporting person has shared voting power with respect to 209,720 shares of common stock and shared dispositive power with respect to 274,020 shares of common stock.

(3)

As disclosed in Schedule 13D filed with the SEC on August 1, 2006. The reporting person has sole voting power with respect to 206,279 shares of common stock which includes 95,229 shares held by two trusts for which he serves as the sole trustee. The reporting person is deemed to have shared voting and dispositive power with respect to 23,959 shares owned solely by his spouse but which are deemed to be beneficially owned by the reporting person.

(4)

As disclosed in Schedule 13G/A filed with the SEC on February 12, 2008. Banc Fund V, L.P. (0 shares), Banc Fund VI, L.P. (85,900 shares) and Banc Fund VII, L.P. (79,237 shares) are managed by Charles J. Moore, who has voting and dispositive power over the shares held by each of these entities.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

2007 Summary Compensation Table. The following table sets forth information concerning the compensation for services rendered in all capacities during the fiscal years ended December 31, 2007 and 2006 earned by the President and Chief Executive Officer, the Senior Executive Vice President, Chief Operating and Chief Financial Officer and the Executive Vice President and Senior Loan Officer of the Company and the Bank (“Named Executive Officers”). The Executive Officers of the Company are also Executive Officers of the Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Donat A. Fournier	2007	250,000	85,000	53,425	—	—	91,822	32,831	(4)	513,078
President & Chief Executive Officer	2006	236,250	75,000	12,000	—	—	88,620	30,521	(4)	442,391

Michael O. Gilles	2007	169,000	40,000	32,775	—	—	—	25,979	(5)	267,754
Senior Executive Vice President Chief Operating Officer & Chief Financial Officer	2006	162,500	31,500	—	—	—	—	17,039	(5)	211,039

John R. Putney	2007	167,250	40,000	21,850	—	—	—	29,537	(6)	258,637
Executive Vice President & Senior Loan Officer	2006	155,000	40,500	—	—	—	—	29,323	(6)	224,823

(1)	Bonuses were earned for the previous fiscal year end and paid within the first quarter of the next fiscal year. For example, bonuses paid in 2007 were earned in and based on performance for 2006.
(2)

Includes 500 shares of common stock awarded each year to Mr. Fournier in accordance with the Fournier Employment Agreement in 2007 and 2006, and 2,000 shares, vesting over a five year period, awarded in 2007 valued at the closing market price on the date of issue. Includes 1,500 shares awarded to Mr. Gilles and 1,000 shares awarded to Mr. Putney in 2007, vesting over a five year period, valued at the closing market price on the date of issue.

(3)	The amount represents an accrued expense associated with a supplemental employee retirement plan for the benefit of Mr. Fournier.
(4)

Perquisites for Mr. Fournier included club membership, personal use of a company car, Group Term Insurance Carve-Out Plan, Life Insurance, 401(k) Plan Contributions and dividends paid on unvested stock awards. No perquisite exceeded the greater of $25,000 or 10% of total compensation.

(5)

Perquisites for Mr. Gilles included club membership, monthly car allowance, Group Term Insurance, Life Insurance, 401(k) Plan Contributions and dividends paid on unvested stock awards. No perquisite exceeded the greater of $25,000 or 10% of total compensation.

(6)

Perquisites for Mr. Putney included club membership, monthly car allowance, Group Term Insurance Carve-Out Plan, Life Insurance, 401(k) Plan Contributions and dividends paid on unvested stock awards. No perquisite exceeded the greater of $25,000 or 10% of total compensation.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2007 for the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)		Equity Incentive Plan awards: Number of Unearned Shares, Units or Other rights That have not Vested (#)	Equity Incentive Plan awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Donat A. Fournier	—	—	—	—		2,000	(1)	38,600	(2)	—	—
Michael O. Gilles	—	—	—	—	—	1,500	(1)	28,950	(2)	—	—
John R. Putney	—	—	—	—	—	1,000	(1)	19,300	(2)	—	—

(1)	Shares that have not vested will vest beginning on the first anniversary date of the grant, May 4, 2008, and annually thereafter ending on May 28, 2012. The annual vesting amounts are 400 shares per year for Mr. Fournier, 300 shares per year for Mr. Gilles and 200 shares per year for Mr. Putney. Unvested shares will also immediately vest upon a change in control, death or retirement.
(2)	The market value of unvested shares was determined based on the closing market price of the stock on December 31, 2007 of $19.30 per share.

Employment, Change in Control, Disability Agreements

Donat A. Fournier

The Company entered into an Employment Agreement with Donat A. Fournier in July 2002 (the “Fournier Employment Agreement”). The Fournier Employment Agreement provides for Mr. Fournier’s employment as President and Chief Executive Officer of Beverly National Corporation and Beverly National Bank. By its terms, the term of the Fournier Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding January 31st, either party notifies the other by written notice of his or its intent not to extend the same. The Fournier Employment Agreement provides that Mr. Fournier is to receive a base annual salary in the amount of $200,000, which may be adjusted upward from time to time in the discretion of the Company; annual grants of 500 shares of Common Stock for five (5) years; club membership; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; a supplemental employee retirement plan, which provides at normal retirement age (65 years), an annual amount of $100,000, to be paid monthly for a period of 20 years; and eligibility to participate in other benefit plans of the Bank. The Fournier Employment Agreement also provides that during its term and for one year afterward, Mr. Fournier may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement (the “Fournier Change in Control Agreement”) with Mr. Fournier in July 2002, which was amended January 9, 2007. The Fournier Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Fournier’s employment is terminated other than for cause as defined in the agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to three times his average annual compensation for the previous five years, less $100.00. The Fournier Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Fournier’s full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination. The Fournier Change in Control Agreement also provides for the reimbursement of Mr. Fournier’s legal fees, in the event of a dispute with regard to the Fournier Change in Control Agreement.

Other Named Executive Officers

The Company entered into an Employment Agreement with John R. Putney in October 2003 (the “Putney Employment Agreement”), which was amended January 10, 2007. The Putney Employment Agreement provides for Mr. Putney’s employment as Senior Vice President and Senior Loan Officer of Beverly National Bank. By its terms, the Putney Employment Agreement continued in effect through October 6, 2004, at which time the term of the Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding September 6th, either party notifies the other by written notice of his or its intent not to extend the same. The Putney Employment Agreement provides that Mr. Putney is to receive a base annual salary in the amount of $135,000, which may be adjusted upward from time to time in the discretion of the Company; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; and eligibility to participate in other benefit plans of the Bank. The Putney Employment Agreement also provides that during its term and for one year afterward, Mr. Putney may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement with Mr. Putney in October 2003 (the “Putney Change in Control Agreement”), which was amended January 10, 2007. The Putney Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Putney’s employment is terminated other than for cause as defined in the Putney Change in Control Agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to two times his average annual compensation for the previous five years, less $100.00. The Putney Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the

Bank, an amount equal to Mr. Putney’s full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination. The Putney Change in Control Agreement also provides for the reimbursement of Mr. Putney’s legal fees, in the event of a dispute with regard to the Putney Change in Control Agreement.

The Company entered into an Employment Agreement with Michael O. Gilles in August 2005 (the “Gilles Employment Agreement”), which was amended January 9, 2007. The Gilles Employment Agreement provides for Mr. Gilles’ employment as Executive Vice President and Chief Financial Officer of the Bank. By its terms, the Gilles Employment Agreement continued in effect through August 28, 2006, at which time the term of the Employment Agreement shall automatically be extended for one additional year, each year until age 66 or normal retirement age, whichever is earlier unless, not later than the preceding July 28th, either party notifies the other by written notice of his or its intent not to extend the same. The Gilles Employment Agreement provides that Mr. Gilles is to receive a base annual salary in the amount of $162,500, which may be adjusted upward from time to time in the discretion of the Company; five (5) weeks paid vacation; an automobile allowance; excess group life insurance; and eligibility to participate in other benefit plans of the Bank. The Gilles Employment Agreement also provides that during its term and for one year afterward, Mr. Gilles may not compete with the Company and its subsidiaries within their market area.

The Company also entered into a Change in Control Agreement with Mr. Gilles in August 2005 (the “Gilles Change in Control Agreement”), which was amended January 9, 2007. The Gilles Change in Control Agreement provides that in the event of a change in control of the Company, if Mr. Gilles’ employment is terminated other than for cause as defined in the Gilles Change in Control Agreement, disability or retirement within two years after the change in control, then he shall be entitled to a lump sum payment from the Company approximately equal to two times his average annual compensation for the previous five years, less $100.00. The Gilles Change in Control Agreement additionally calls for the Company to pay, to the extent not paid by the Bank, an amount equal to Mr. Gilles’ full base salary at the rate then in effect during any period that he fails to perform his duties as a result of incapacity due to physical or mental illness until the date of termination. The Gilles Change in Control Agreement also provides for the reimbursement of Mr. Gilles’ legal fees, in the event of a dispute with regard to the Gilles Change in Control Agreement.

Director Compensation. The following table contains information concerning the total compensation earned by each individual, during the fiscal year ended December 31, 2007, who served as a director since the last annual meeting other than directors who are also Executive Officers.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Kevin M. Burke	19,600	2,950	—	—	—	—	22,550
John N. Fisher	35,450	2,950	—	—	—	—	38,400
Mark B. Glovsky	30,650	2,950	—	—	—	—	33,600
Alice B. Griffin	36,200	3,496	5,586	—	2,230	—	47,512
Suzanne S. Gruhl	34,650	2,950	—	—	—	—	37,600
Robert W. Luscinski	29,800	2,950	—	—	2,131	—	34,881
John J. Meany(5)	13,350	—	—	—	—	—	13,350
Pamela C. Scott	30,200	2,950	—	—	—	—	33,150
Michael F. Tripoli	35,250	2,950	—	—	—	—	38,200
Carol A. Vallone(6)	750	—	—	—	—	—	750

(1)

All Directors’ fees are paid in cash. Directors may choose to have all or some fees deferred and held in an uninsured deposit account with the Bank earning a market rate of interest. During 2007 no directors deferred fees.

(2)

Stock Awards represent the value of awards, determined using the closing market price on the date of issue, that were granted in 2007 and vest over a two year period. Shares issued were 135 shares each to Directors Burke, Fisher, Glovsky, Gruhl, Luscinski, Scott and Tripoli, and 165 shares awarded to Director Griffin.

(3)

Option awards represent the value of stock options that were previously issued and vested and were exercised in 2007. The value is based on the difference between the option price and market price on the date of exercise. Shares exercised in 2007 were: Griffin: 760. As of the date of this Proxy Statement, Directors had the following number of outstanding options to purchase shares of the Company’s common stock, vested and unvested: Fisher: 472; Glovsky: 315; Griffin: 315; and Luscinski: 3,024.

(4)	Represents interest earned for the year on the Director’s deferred fees.
(5)	Director Meany was elected to the Board on May 22, 2007.
(6)	Director Vallone was elected by the Board of Directors on December 18, 2007. Ms. Vallone’s term will expire at the 2010 annual meeting of shareholders.

The Company pays no separately allocated cash compensation to its Directors for their services as Directors. Each Director of the Company also serves as a Director of the Bank. Effective January 1, 2008 Directors of the Bank are paid an annual fee of $20,000. The Lead Director, currently Alice B. Griffin, is paid an annual fee of $22,400. Any Director serving on a committee is compensated at the rate of $450 per committee meeting; committee Chairs are compensated at $650 per committee meeting. Directors who are salaried employees of the Company do not receive any separate compensation for services as a Director of the Bank or Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company, through its wholly-owned subsidiary, the Bank, has had, currently has, and expects to continue to have in the future, banking (including loans and extensions of credit) transactions in the ordinary course of its business with its Directors, Executive Officers, members of their family, and their associates. Such banking transactions have been and are on substantially the same terms, including interest rates, collateral and repayment conditions, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features.

As of December 31, 2007 and 2006, the Bank had outstanding $177,000 and $268,000, respectively, in loans to Directors, Executive Officers, members of their family and their associates, which represents 0.39% and 0.58%, respectively of capital. Federal banking laws and regulations limit the aggregate amount of indebtedness that banks may extend to bank insiders. Pursuant to such laws, the Bank may extend credit to Executive Officers, Directors, Principal Shareholders or any related interest if the amount of all outstanding extensions of credit to such individual does not exceed the Bank’s unimpaired capital and unimpaired surplus. As of December 31, 2006, the aggregate amount of extensions of credit to insiders was below this limit.

The Bank and the Company from time to time do business with Directors of the Bank and the Company. In 2007, the Bank did business with Fisher and George Electrical Co., Inc., of which Director Fisher is the sole shareholder. The work was related to general electrical work in the amount of $29,000. In 2007, the Bank did business with the law firm of Glovsky & Glovsky of which Director Glovsky is a partner, for legal work in the amount of $26,000.

The Company’s Code of Ethics and Conflicts of Interest Policy (the “Policy”) provides that officers, directors and employees and their related interest (“insiders”) must fully disclose to the Board any personal interest they may have in matters affecting the Company or the Bank, and must ensure that any transactions are at arms length. The Policy further states that significant transactions will be reviewed by disinterested directors to ensure fair dealings. In addition, it is the Company’s policy that insiders only enter into transactions that are executed in accordance with the Company specific authorization or established formalized policies and procedures.

Mr. Fournier and Executive Vice President John Good are currently members of the board of directors of the YMCA of the North Shore of which Director John J. Meany is its Chief Executive Officer. During the period from March 2005 until March 2006, Mr. Good served as a member of the Executive Committee for the YMCA of the North Shore.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT:

BENEFICIAL OWNERSHIP REPORTING

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Regulations of the SEC, the Company’s Executive Officers and Directors must file reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company during its most recent fiscal year, no Executive Officers or Directors of the Company failed to file such reports on a timely basis.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

Shareholders are asked to consider and ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditor to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2008. If shareholders do not ratify the appointment of Shatswell, MacLeod & Company, P.C., the Audit Committee will consider the vote of shareholders in selecting the independent auditor in the future.

Shatswell, MacLeod & Company, P.C. served as the independent auditor for the Company for the fiscal year ended December 31, 2007. It is anticipated that representatives of the firm Shatswell, MacLeod & Company, P.C. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

1. Audit Fees

The aggregate fees billed by Shatswell, MacLeod & Company, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2007 and reviews of the financial statements included in the Company’s Forms 10-Q during the years ended December 31, 2007 and December 31, 2006 were $91,951 and $89,729, respectively.

The nature of services consisted of the annual audit and certification of the financial statements of the Company and all subsidiaries.

2. Audit-Related Fees

There were no fees billed in each of the last two (2) fiscal years for assurance and related services by Shatswell, MacLeod & Company, P.C. that are reasonably related to performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” above.

3. Tax Fees

The aggregate fees billed for professional services rendered by Shatswell, MacLeod & Company, P.C. for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2007 and December 31, 2006 were $7,345 and $8,893, respectively.

4. All Other Fees

The aggregate fees billed for services rendered by Shatswell, MacLeod & Company, P.C., other than the services reported above for the fiscal years ended December 31, 2007 and December 31, 2007 were $0 and $110,000, respectively. Fees paid in 2006 represent payment for services performed for the Company in conjunction with its secondary stock issuance in July 2006.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has not delegated pre-approval authority. The independent auditor and management are required to report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. None of the audit-related fees, tax fees or other fees paid in 2007 and 2006 were approved pursuant to the Audit Committee’s pre-approval policies.

The Audit Committee has considered and determined that the provision of services rendered by Shatswell, MacLeod & Company, P.C. relating to matters 2 through 4 above is compatible with maintaining the independence of such accountants.

The Board of Directors recommends a vote “FOR” the approval of Proposal Three. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice on the proxy card. The proposal to ratify the appointment of Shatswell, MacLeod & Company, P.C. will be approved if a majority of the shares present or represented by proxy and voting on the proposal vote in favor of ratification.

OTHER MATTERS

At the time of the preparation of this proxy material, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should properly come before the meeting, proxy holders shall have discretionary authority to vote their shares according to their best judgment.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

Any proposal that a shareholder wishes to have included in the Company’s Proxy Statement and form of Proxy relating to the Company’s 2008 Annual Meeting of Shareholders under Rule 14a-8(e), Question #5 of the SEC must be received by the Company’s Secretary, Paul J. Germano, 240 Cabot Street, Beverly, MA 01915 by December 1, 2008. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposals shall be subject to the requirements of the proxy rules under the Exchange Act. The Company must receive written notice of any shareholder proposal to be acted upon at the next Annual Meeting, for which inclusion in the Company’s proxy materials is not sought, not less than 30 days nor more than 60 days prior to the 2008 Annual Meeting.

AMENDMENTS TO BYLAWS

In accordance with recent developments in the law regarding corporate governance and procedures, as well as emerging trends in corporate governance, the Board of Directors has made various amendments to the Company’s Bylaws, including provisions regarding the Annual Meeting Date and Director qualifications and the Board’s committee structure. A copy of the Company’s Bylaws, as amended, may be obtained without charge by any shareholder upon written request to:

Paul J. Germano, Secretary

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

SHAREHOLDER INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 is filed with the SEC and may be obtained without charge by any shareholder upon written request to:

Michael O. Gilles, Chief Financial Officer

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

The Company’s Annual Report for the year 2007 accompanies this document and is not incorporated by reference.

By Order of the Board of Directors

Paul J. Germano, Secretary

Beverly, Massachusetts

April 24, 2008

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BEVERLY NATIONAL CORPORATION
			For	Against	Abstain

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS MAY 29, 2008		1.	To fix the number of directors who shall constitute the full Board of Directors at twelve.	☐	☐	☐
				For	With- hold	For All Except
The undersigned hereby appoints David Ray and Kevin Dalton (the “Proxies”), or any of them, proxies, with full power of substitution, to vote all outstanding shares of the common stock of Beverly National Corporation (the “Company”), at the 2008 Annual Meeting of Shareholders which will be held on Thursday, May 29, 2008, at the Danvers office of Beverly National Bank, 107 High Street, Danvers, Massachusetts at 9:00 a.m., local time, together with any adjournments and postponements thereof:		2.	ELECTION OF DIRECTORS: To elect the four nominees identified below as Directors of the Company for a three-year term.	☐	☐	☐
NOMINEES:
Donat A. Fournier, Mark B. Glovsky, Kevin M. Burke and Linda E. Saris
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		3.	To ratify the appointment of Shatswell, MacLeod & Company, P.C., as independent auditor for the Company for the fiscal year ended December 31, 2008.	☐	☐	☐
To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

       THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” TO FIX THE NUMBER OF DIRECTORS, “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 2 ABOVE AND “FOR” PROPOSAL 3. IF, AT OR BEFORE THE TIME OF THE MEETING, THE NOMINEE LISTED IN PROPOSAL 2 FOR ANY REASON HAS BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTOR, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE CORPORATION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+						+

é	Detach above card, sign, date and mail in postage paid envelope provided.	é

BEVERLY NATIONAL CORPORATION

    Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.